                                                                                Exhibit j-3
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1619
02   Month & Year of Report   07/96
03   Reporting Company        New England Electric
04   Page Number              1
05   Plant Name               Brayton Point
06   Plant Location           Brayton Point Road, Somerset, MA 02726
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   Diane M. Healey
10   Title                    Associate Fuel Analyst
11   Date Report Completed    September 10, 1996

     Purchases    Coal Mines Only                           Source Data
     ---------                            ----------------------------- -------------------------------------------------------
                                                               Quality as Received
         Cont Fuel      Coal      State  County       Originating           Quantity      ------------------- Purch Price
    Type Expir     Type Type Dist  Abbr  No           Location Received     BTU  Sulfur    Ash  Cents/MMBT
                                           (1)          (2)     (3)    (4)
    ---- -----     ---- ---- ----  ----- ------       -----------    --------    ---      ------    ---- -----------
12  C    12/96 BIT  U    45   IM   999   CERREJON      40.1    12110  0.54       5.93   151.19
13  C    12/96 BIT  S    50   IM   999   DIABLO PASO   39.6    12921  0.70       6.02   215.10
14  S    05/96 BIT  U    8    WV   5     HAMPTON       8.1     12687  0.68       9.20   177.44
15  C    08/97 BIT  U    50   IM   999   NORTE DE SANTAN       92.3   13212  0.62      5.70  162.27
16  C    08/96 BIT  U    8    WV   045   RUM CREEK     28.4    12376  0.67      10.24   171.27
17  S    09/96 BIT  U    08   KY   195   WHITES CLOUD  3.5     12604  0.67       8.53   151.69


COAL PRICES REPORTED EXCLUDE $2,342,881.38 PAID TO NEEI FOR COAL DELIVERED TO BRAYTON POINT AND SALEM HARBOR.


(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil =  1,000 bbls        Oil per gal
    Gas =  1,000 Mcf         Gas per cu ft